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Exhibit 23.3

 Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3, filed on 7 October 2008) and the related prospectuses of UBS AG for the registration of $21,500,000,000 Auction Rate Securities Rights and to the incorporation by reference therein of our reports dated 6 March 2008 (except for the retroactive implementation of the revised IFRS 2, as described in note 1(c) and the reclassification of a private equity investment as a discontinued operation subsequent to its sale in 2008, as described in note 36, as to which the date is 14 April 2008), with respect to the consolidated financial statements of UBS AG and the effectiveness of internal control over financial reporting of UBS AG, included in its Annual Report (Form 20-F/A) for the year ended 31 December 2007, filed with the Securities and Exchange Commission.

ERNST & YOUNG LTD
/s/ ANDREW MCINTYRE Andrew McIntyre Chartered Accountant	/s/ DR. ANDREAS BLUMER Dr. Andreas Blumer Swiss Certified Accountant

Zurich, Switzerland
7 October 2008

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm